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As filed with the Securities and Exchange Commission on March 11, 1994
                                                 Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                              -------------------

                          ADC TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

             Minnesota                                      41--0743912
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)


                              4900 West 78th Street
                          Minneapolis, Minnesota 55435
               (Address of principal executive offices) (Zip Code)



         ADC TELECOMMUNICATIONS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


     Kathie J. Mikucki                  Copy to:  Lee R. Mitau
     Secretary and General Counsel                Dorsey & Whitney
     ADC Telecommunications, Inc.                 220 South Sixth Street
     4900 West 78th Street                        Minneapolis, Minnesota 55402
     Minneapolis, Minnesota 55435
                     (Name and address of agent for service)

                                 (612) 938-8080
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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
                                   Proposed       Proposed
  Title of                         maximum        maximum
securities           Amount to     offering       aggregate       Amount of
  to be                  be        price per      offering       registration
registered          Registered     share(1)       price(1)            fee

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
Common Stock ($.20
par value)          500,000 shares $37.50         $18,750,000    $6,465.00

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
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of the Common Stock as reported by NASDAQ National Market System on March 7, 1994.

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                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by ADC
Telecommunications, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993; and

          (b) The description of the Company's capital stock contained in any registration statement or report filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or

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employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

          Article 7 of the Company's Restated Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act of omission occurring prior to the date when Article 7 became effective.

          The Bylaws of the Company provide that the Company shall indemnify such persons, for such liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521, as now enacted or hereafter amended.

          The Company maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

Item 8.  EXHIBITS.

          4(a) Specimen certificate for shares of Common Stock of ADC Telecommunications, Inc. (Incorporated by reference to Exhibit 4-a to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1989)

          4(b) Restated Articles of Incorporation of ADC Telecommunications, Inc., as amended to date

          4(c) Composite Restated Bylaws of ADC Telecommunications, Inc., as amended to date (Incorporated by reference to Exhibit 3-b to

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                 the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1989)

          4(d) Amended and Restated Rights Agreement, amended and restated as of August 16, 1989, between ADC Telecommunications, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent (Incorporated by reference to Exhibit 1 to Amendment No. 1 on Form 8 dated August 16, 1989, to the Company's Registration Statement on Form 8-A dated September 23, 1986)

          5      Opinion of Dorsey & Whitney re: legality

          23(a) Consent of Arthur Andersen & Co., independent public accountants

          23(b)  Consent of Dorsey & Whitney (included in Exhibit 5 above)

          24     Powers of Attorney

Item 9.  UNDERTAKINGS.

A.  POST-EFFECTIVE AMENDMENTS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those

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

subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  CLAIMS FOR INDEMNIFICATION.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 11th day of March, 1994.

                                   ADC TELECOMMUNICATIONS, INC.



                                   By:    /s/Robert E. Switz
                                        ----------------------------------------
                                        Robert E. Switz
                                        Vice President, Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of March, 1994.


William J. Cadogan*                     Chairman of the Board, President,
                                          Chief Executive Officer, Chief
                                          Operating Officer and Director
                                          (principal executive officer)

/s/Robert E. Switz                      Vice President and
- -------------------------------           Chief Financial Officer
Robert E. Switz                           (principal financial officer)

Joan K. Berg*                           Vice President and Controller
                                          (principal accounting officer)

Thomas E. Holloran*                     Director

B. Kristine Johnson*                    Director

Charles W. Oswald*                      Director

Jean-Pierre Rosso*                      Director

Donald M. Sullivan*                     Director

Warde F. Wheaton                        Director

John D. Wunsch*                         Director


By:/s/Robert E. Switz
   ----------------------------
   Robert E. Switz
   Attorney-in-Fact*

Dated:  March 11, 1994


*By Power of Attorney set forth in Exhibit 24 to this registration statement.

                                   EXHIBIT INDEX


EXHIBIT                                                                    PAGE

4(b)      Restated Articles of Incorporation of ADC Telecommunications,
          Inc., as amended to date....................................

5         Opinion of Dorsey & Whitney re: legality ...................

23(a)     Consent of Arthur Andersen & Co., independent public
          accountants ................................................

24        Powers of Attorney .........................................

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